As filed with the Securities and Exchange Commission on July 26, 1996

                                                    Registration No. 333-______

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                                 METRICOM, INC.
             (Exact name of registrant as specified in its charter)

                               -------------------

        DELAWARE                                         77-0294597
(State of incorporation)                   (I.R.S. Employer Identification No.)

                               -------------------

                              980 UNIVERSITY AVENUE
                        LOS GATOS, CALIFORNIA 95030-2375
                                 (408) 399-8200
          (Address and telephone number of Principal Executive Offices)

                             1988 STOCK OPTION PLAN
                        1991 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                               ROBERT P. DILWORTH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 METRICOM, INC.
                              980 UNIVERSITY AVENUE
                        LOS GATOS, CALIFORNIA 95030-2375
                                 (408) 399-8200
            (Name, address, including zip codes and telephone number,
                    including are code of agent for service)

                              --------------------

                                   Copies to:

                            KENNETH L. GUERNSEY, ESQ.
                     COOLEY GODWARD CASTRO HUDDLESON & TATUM
                         ONE MARITIME PLAZA, 20TH FLOOR
                          SAN FRANCISCO, CA 94111-3580

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
         Title of                   Amount             Proposed maximum         Proposed maximum           Amount of
     securities to be               to be               offering price              aggregate             registration
        registered                registered             per share(1)           offering price(1)             fee
- -------------------------------------------------------------------------------------------------------------------------------
Common Stock
(par value $.001)               650,000 shares          $14.1505-14.375          $9,303,137                $3,208
===============================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of (i) $14.1505 the average exercise price of 180,904 outstanding options and (ii) $14.375, the average of the high and low sales price of Registrant's Common Stock on July 23, 1996 as reported on the Nasdaq National Market System, for 269,096 shares reserved for issuance pursuant to options for which the exercise price is not known.


                                                       Page 1 of 29
                                                       Exhibit Index at Page 5

                                     PART II

             INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
STATEMENTS ON FORM S-8 NOS. 33-47688, 33-63076, 33-63088, 33-81746 AND 33-95070

         The contents of the Registration Statements on Form S-8 Nos. 33-47688, 33-63076, 33-63088, 33-81746 and 33-95070 filed with the Securities and Exchange Commission on May 5, 1992, May 21, 1993, May 21, 1993, July 20, 1994 and July 27, 1995, respectively, are incorporated by reference herein, with those changes set forth below.


ITEM 8.  EXHIBITS.

Exhibit No.                             Description
- -----------                             -----------
    4.1           Registration Rights Agreement between the Registrant and the other parties named therein, dated June 23, 1986, as
                  amended.(1)

    4.2           Specimen stock certificate.(1)

    4.3           Fifth Amendment to Registration Rights Agreement.(2)

    4.4           Sixth Amendment to Registration Rights Agreement.(2)

    5             Opinion of Cooley Godward Castro Huddleson & Tatum.

    23.1          Consent of Arthur Andersen LLP.

    23.2 Consent of Cooley Godward Castro Huddleson & Tatum. Reference is made to Exhibit 5.1.

    24            Power of Attorney. Reference is made to page 3.

    99.1          1988 Stock Option Plan, as amended (the "1988 Plan").

    99.2          Form of Incentive Stock Option under the 1988 Plan.(1)

    99.3          Form of Supplemental Stock Option under the 1988 Plan.(1)

    99.4          Form of Notice of Exercise under the 1988 Plan.(1)

    99.5 Form of Restricted Stock Purchase Agreement and promissory note under the 1988 Plan.(1)

    99.6          1991 Employee Stock Purchase Plan.

- ---------------
(1) Filed as an exhibit to the Form S-1 Registration Statement (Registration No. 33-46050) on February 28, 1992, and incorporated herein by reference.

(2) Filed as an exhibit to the Company's Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.


                                       2.

                                   SIGNATURES


      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on July 26, 1996.

                                 METRICOM, INC.



                                 By  /s/ Robert P. Dilworth
                                   --------------------------------------------
                                         Robert P. Dilworth
                                         President and Chief Executive Officer
                                         (Principal executive officer)



                                POWER OF ATTORNEY


      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert P. Dilworth and William D. Swain and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


                                       3.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                      TITLE                                  DATE
- ---------                      -----                                  ----
/s/ Robert P. Dilworth         President, Chief Executive Officer     July 26, 1996
- ----------------------------   and Director (Principal Executive
    Robert P. Dilworth         Officer)


/s/ William D. Swain           Chief Financial Officer and Secretary  July 26, 1996
- ----------------------------   (Principal Financial and Accounting
    William D. Swain           Officer)


/s/ Cornelius C. Bond, Jr.     Chairman of the Board                  July 26, 1996
- ----------------------------
    Cornelius C. Bond, Jr.


/s/ Robert S. Cline            Director                               July 26, 1996
- ----------------------------
    Robert S. Cline


/s/ Justin Jaschke             Director                               July 26, 1996
- ----------------------------
    Justin Jaschke


/s/ George W. Levert           Director                               July 26, 1996
- ----------------------------
    George W. Levert


/s/ Donald Rumsfeld            Director                               July 26, 1996
- ----------------------------
    Donald Rumsfeld


/s/ Robert M. Smelick          Director                               July 26, 1996
- ----------------------------
    Robert M. Smelick


/s/ Jerry Yang                 Director                               July 26, 1996
- ----------------------------
    Jerry Yang


                                       4.

                                  EXHIBIT INDEX

EXHIBIT                           DESCRIPTION                                      SEQUENTIAL
  NO.                                                                               PAGE NO.
- -------        ----------------------------------------------------------------    ----------
 4.1           Registration Rights Agreement between the Registrant and the
               other parties named therein, dated June 23, 1986, as amended.(1)        --

 4.2           Specimen stock certificate.(1)                                          --

 4.3           Fifth Amendment to Registration Rights Agreement.(2)                    --

 4.4           Sixth Amendment to Registration Rights Agreement.(2)                    --

 5             Opinion of Cooley Godward Castro Huddleson & Tatum.                      6

 23.1          Consent of Arthur Andersen LLP.                                          7

 23.2          Consent of Cooley Godward Castro Huddleson & Tatum. Reference is
               made to Exhibit 5.1.                                                    --

 24            Power of Attorney. Reference is made to page 3.                         --

 99.1          1988 Stock Option Plan, as amended (the "1988 Plan").                    8

 99.2          Form of Incentive Stock Option under 1988 Plan.(1)                      --

 99.3          Form of Supplemental Stock Option under the 1988 Plan.(1)               --

 99.4          Form of Notice of Exercise under the 1988 Plan.(1)                      --

 99.5          Form of Restricted Stock Purchase Agreement and promissory note
               under the 1988 Plan.(1)                                                 --

 99.6          1991 Employee Stock Purchase Plan, as amended.                          18

- -------------------------------------------------------------------------------

(1) Filed as an exhibit to the Form S-1 Registration Statement (Registration No. 33-46050) on February 28, 1992, and incorporated herein by reference.

(2) Filed as an exhibit to the Company's Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.


                                       5.